EXHIBIT 10.21


                              AMENDED AND RESTATED
                           PROMISSORY NOTE AND WARRANT
                               PURCHASE AGREEMENT

     This Amended and Restated Promissory Note and Warrant Purchase Agreement (the "Agreement") is made as of the 2nd day of March, 2001 by and among I-trax, Inc., a Delaware corporation ("Issuer"), and the investors set forth on Schedule I attached hereto and made a part hereof (each a "Lender" and collectively the "Lenders").

                                  INTRODUCTION

     Certain Lenders and I-Trax.com, Inc., a Delaware corporation and a wholly-owned subsidiary of the Issuer (the "Subsidiary"), are parties to the Promissory Note and Warrant Purchase Agreement dated as January 2, 2001 (the "Original Agreement"), pursuant to which certain Lenders purchased from the Subsidiary and the Subsidiary sold to such certain Lenders promissory notes in the aggregate principal amount of $390,172 (the "Prior Notes") and warrants to purchase an aggregate of 130,057 shares of common stock, par value $0.001 per share, of the Subsidiary ("Prior Warrants").

     Effective February 5, 2001 the Issuer and the Subsidiary effected a holding company reorganization (the "Reorganization") pursuant to which, (a) the Subsidiary merged with a wholly-owned subsidiary of the Issuer, (b) in the merger the Subsidiary was the surviving corporation, (c) the Issuer became the sole stockholder of the Subsidiary, and (d) each issued and outstanding share of common stock, par value $0.001 per share, of the Subsidiary was converted into one share of common stock, par value $0.001 per share, of the Issuer ("Common Stock").

     The Lender and the Issuer now want to amend and restate the Original Agreement, to among other things, reflect the Reorganization, amend the use of proceeds, reflect the terms such that the Lenders shall purchase from Issuer and Issuer shall sell to Lenders (a) one or more new or replacement promissory notes, which together with the Prior Notes shall be in the aggregate principal amount of $1,000,000 in substantially the same form as Exhibit A attached hereto (the "Notes") and (b) one or more new or replacement warrants, in exchange and substitution for the Prior Warrants, which shall permit the Lenders to acquires
2.632 shares of Common Stock for each $1.00 of principal amount of the Note, such that the aggregate number of warrants issuable in connection with the Notes shall equal 2,632,000, substantially the same form as Exhibit B attached hereto (the "Warrants"), and grant to Issuer an option to acquire from Lenders for nominal consideration all of the stock and debt of Disease Management Holdings, Inc., a Maryland corporation ("C2"), held of record by the Lenders.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lenders and Issuer hereby agree as follows:

                             ARTICLE I: DEFEINITIONS

     1.01 DEFINITIONS. In addition to the terms defined elsewhere herein, when used herein, the following capitalized terms have the meanings indicated:

     "Act of Bankruptcy" means the occurrence of any of the following with respect to Issuer: (a) an assignment for the benefit of its creditors; (b) an admission in writing of its inability to pay its debts as they become due; (c) filing of a voluntary petition in bankruptcy; (d) an adjudication a bankruptcy or insolvency; (e) filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law pertinent to such circumstances; (f) filing any


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answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against Issuer; (g) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver, or liquidator of Issuer; (h) 60 days elapse after the commencement of an action against Issuer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law without such action being dismissed or without all orders or proceedings thereunder affecting the operations or the business of Issuer being stayed, or if a stay of any such order or proceedings is thereafter set aside and the action setting it aside is not timely appealed; or (i) 60 days elapse after the appointment, without the consent or acquiescence of Issuer of any trustee, receiver or liquidator thereof or of all or any substantial part of the assets and properties of Issuer without such appointment being vacated.

     "Act of Dissolution" means the occurrence of any action initiating, or any event that results in, the dissolution, liquidation, winding-up or termination of Issuer.

     "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible).

     "Change in Control" shall be deemed to have occurred if: (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than Frank A. Martin, Nantucket Healthcare Ventures I, L.P. and their affiliates (as defined in as defined in Rule 12b-2 under the Exchange Act)) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Issuer representing more than 50% of the voting power of the then outstanding securities of Issuer; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which Issuer becomes a subsidiary of another corporation and in which the stockholders of Issuer, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or (B) the closing of (i) the merger or consolidation of Issuer with another corporation where the stockholders of Issuer, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of Issuer, or (iii) a liquidation or dissolution of Issuer.

     "Closing" means delivery by Issuer of the Notes and Warrants in exchange for delivery by Lenders of the related purchase amount or the Prior Note and Prior Warrants, as the case may be, following satisfaction or waiver of all conditions precedent to Lenders' obligation to invest, as set forth in Section 2.03.

     "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), ~(vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

     "Issuer Constituent Documents" means Issuer's certificate of incorporation, by-laws and all amendments


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and supplements thereto, together with good standing certificates from each jurisdiction in which Issuer is required to maintain good standing issued by the Secretary of State of such jurisdiction no earlier than 10 days prior to the date hereof.

     "Issuer's Business" means the owning and operating of the business currently operated by Issuer.

     "Governmental Authority(ies)," when used in the singular, means any federal, state or local governmental or quasi-governmental instrumentality, agency, board, commission or department or any regulatory agency, bureau, commission or authority and, when used in the plural, means all such entities.

     "Licenses" means, collectively, all rights, licenses, permits and authorizations now or hereafter issued by any Governmental Authority in connection with the operation or conduct of Issuer's Business.

     "Material Adverse Effect" means, subject to any applicable cure or grace periods, a material adverse effect upon any of (a) the financial condition, operations, business, or properties of Issuer, (b) the ability of Issuer to perform its material obligations under this Agreement, the Notes or the Warrants or (c) the legality, validity or enforceability of this Agreement, the Notes or the Warrants.

     "Obligations" means, collectively, all of Issuer's indebtedness, liabilities and obligations arising under this Agreement, the Notes and the Warrants and any renewals, modifications, and extensions thereof, including, but not limited to, the principal, interest, late charges and other sums due and owing under the Notes.

     "Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

                      ARTICLE II: TERMS OF NOTES PURCHASE

     2.01 THE CLOSING. The purchase and sale of the Prior Notes and Prior Warrants pursuant to the Original Agreement took place on January 6, 2001. The purchase and sale and of the Notes and Warrants shall take place on March 2, 2001 (the "Closing Date"). The Closing shall be held at the offices of Issuer, at 10:00 a.m. Eastern Time on the Closing Date, or at such other time and place upon which Issuer and Lenders shall agree.

     2.02 ORIGINAL ISSUE DISCOUNT. At the Closing, Issuer shall sell to each Lender, and each Lender shall purchase from Issuer, upon the terms set forth in this Agreement, (i) the principal amount of Notes set forth opposite such Lender's name in Column A on Schedule I hereto and (ii) a Warrant to purchase that number of shares of Common Stock set forth opposite such Lender's name in Column B on Schedule I hereto. With respect to each Lender, the aggregate purchase price for the securities referred to in clauses (i) and (ii) shall equal the sum of the two amounts set forth opposite each Lender's name in Column C on Schedule I hereto, which two amounts represent an allocation of the aggregate purchase price for the Notes and Warrants purchased by such Lender in the ratio of ninety nine and eighty five hundredth percent (99.85%) and fifteen hundredth of one percent (.15%), respectively.

     Issuer and the Lenders acknowledge that under the regulations of the United States Department of Treasury, the issuance of the Notes and the Warrants for an aggregate, combined purchase price will result in the creation of "original issue discount" on the Notes equal to the value of the Warrants. After taking into account all relevant factors (including the general condition of the financial markets at this time, the exercise price for shares of Common Stock issuable upon exercise of the Warrants, the nature of the rights provided for in the Warrants and all other matters concerning the transactions contemplated by this Agreement), Issuer and the Lenders agree that the aggregate original issue discount on the Notes (i.e., the aggregate value of the Warrants) is equal to the price allocated to the Warrants pursuant to the preceding paragraph. Accordingly, as an example, if all of the Lenders purchase an aggregate of $1,000,000 in principal amount of Notes and therefore receive Warrants to acquire an aggregate of 2,632,000 shares, the warrant price, and accordingly the original issue discount on the Notes, will equal to $1,500. Neither the Company nor the Purchasers will take any position for United States federal income tax purposes that is inconsistent with the provisions of this Section.


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     2.03 CONDITIONS TO THE OBLIGATIONS OF LENDERS. The obligation of Lenders to purchase the Notes and Warrants at the Closing is subject to the fulfillment, or, in their sole discretion, the waiver by Lenders, of the following conditions on or before the Closing Date:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Issuer contained in Article III shall be true and accurate on and as of the Closing Date, and Issuer shall have performed all of its obligations hereunder, including execution and delivery of all of the documents, instruments, and certificates required by this Agreement in such forms as are satisfactory to Lenders and Lenders' counsel;

          (b) CERTIFICATES AND DOCUMENTS. Issuer shall have delivered to Lenders and counsel to Lenders:

               (i) the Notes and the Warrants, duly executed by Issuer;

               (ii) Issuer Constituent Documents as in effect at Closing, certified by the Secretary or Assistant Secretary of Issuer;

               (iii) resolutions of the Board of Directors of Issuer, authorizing and approving all matters in connection with this Agreement, the Notes, the Warrants and the transactions contemplated hereby and thereby, certified by the Secretary or the Assistant Secretary of Issuer as of the Closing Date; and

               (iv) the incumbency and specimen signature of each officer of Issuer executing this Agreement, the Notes and Warrants, and any other certificate or instrument furnished pursuant hereto, certified by the Secretary or the Assistant Secretary and a certification by another officer of Issuer as to the incumbency and signature of the Secretary or the Assistant Secretary.

          (c) CONSENTS OR WAIVERS. Issuer must have obtained the required consents and waivers necessary for the consummation of the transactions contemplated by these documents.

     2.04 CONDITIONS TO THE OBLIGATIONS OF ISSUER. The obligations of Issuer under this Agreement are subject to fulfillment, on or before the date hereof, of each of the following conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and Warranties of the Lenders contained in Article IV shall be true and accurate on and as of the Closing Date.

          (b) PURCHASE PRICE/SURRENDER OF PRIOR NOTE AND WARRANTS. Any Lender who is not a record holder of a Prior Warrant and Prior Note shall have delivered the purchase price as set forth in this Agreement and the Notes. Any Lender who is a record holder of a Prior Note and Prior Warrant shall have surrendered such Prior Note and Prior Warrant.

             ARTICLE III: REPRESENTATIONS AND WARRANTIES OF ISSUER

     To induce Lenders to enter into this transaction, Issuer represents and warrants to Lenders as follows (which representations and warranties shall survive the execution and delivery of this Agreement and the Warrants and the funding of the original principal amount of the Notes until the date which is the first anniversary of the Closing Date):

     3.01 ORGANIZATION; GOOD STANDING. Issuer is a corporation duly organized, validly existing and in good standing in the State of Delaware and in good standing in every state in which Issuer is required to maintain good standing unless failure to do so will not have a Material Adverse Effect. Issuer has delivered to Lenders true and correct copies of the Issuer Constituent Documents, which documents have not been amended and are in full force and effect as of the date hereof.


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     3.02 POWER AND AUTHORITY. Issuer has full power and authority to enter into this Agreement, the Notes and the Warrants, to incur the Obligations as contemplated hereby, and to carry out the provisions of this Agreement, the Notes and the Warrants. Issuer has taken all action necessary for the execution and delivery of this Agreement, the Notes and the Warrants and for the performance by Issuer of each of its obligations hereunder and thereunder.

     3.03 ENFORCEABILITY. Upon execution and delivery by the each of the parties hereto and thereto, this Agreement, the Notes and the Warrants shall be the legal, valid and binding obligations of Issuer and shall be enforceable against Issuer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

     3.04 FILINGS WITH THE SEC. Issuer and the Subsidiary, as the case may be, have made all filings with the SEC that they have been required to make since January 1, 2000 under the Securities Act of 1933, as amended ("Securities Act"), and the Exchange Act (collectively, the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Issuer has advised the Lenders that a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.com, a website maintained by the SEC where Lenders may view such Public Reports. The financial statements of Issuer and/or Subsidiary, as applicable, included in the Public Reports have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC), present fairly the financial condition and results of operations of Issuer and/or Subsidiary, as applicable, for such periods, are correct and complete, and are consistent with the books and records of Issuer and/or Subsidiary, as applicable.

     3.05 LITIGATION. Issuer has not been made a party to or threatened by any suits, actions, claims, investigations by Governmental Authorities or legal, administrative, arbitration or mediation proceedings. Issuer does not know of any basis or grounds for any such suit, action, claim, investigation or proceeding.

     3.06 DISPUTES. Issuer is not currently involved in, or, to the knowledge of Issuer, does not reasonably anticipate any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities), which dispute may have a Material Adverse Effect.

     3.07 ORDERS; DECREES; JUDGMENTS. There are no outstanding orders, judgments, writs, injunctions or decrees of any court, Governmental Authority or arbitration or mediation panel or tribunal against Issuer or any of the properties, assets or business of Issuer, which orders, judgments, writs, injunctions or decrees may have a Material Adverse Effect.

     3.08 NON-CONTRAVENTION. To its knowledge, Issuer is not in breach of, in default under, or in violation of, in any manner that could reasonably be expected to have a Material Adverse Effect: (a) any applicable law, decree, or order, or (b) any deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license, indenture, contract, or other agreement, instrument or obligation to which Issuer is a party or by which Issuer is bound or to which any of its assets are subject. To Issuer's knowledge, neither the execution and delivery of this Agreement, the Notes and the Warrants nor the performance by Issuer of its obligations hereunder and thereunder will cause any such breach, default or violation or will require the consent, approval or notification of any third party, court or Governmental Authority, except filings required by Federal and state securities laws in connection with the issuance of the Warrants and the Shares (which will be made on a timely basis) and except as expressly contemplated by the terms of this Agreement.

     3.09 TAXES. Issuer has filed all Federal, state and local tax returns which are required to be filed, and Issuer has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and


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when due pursuant to the filed returns or pursuant to any levy or assessment received by Issuer unless the failure to do so will not have a Material Adverse Effect.

     3.10 LICENSES. Issuer has good title to all of the Licenses currently needed to properly operate Issuer's business as it is currently conducted.

     3.11 PATENTS AND TRADEMARKS. Issuer has all right, title and interest in, or a valid and binding license to use, the Intellectual Property necessary or required to conduct Issuer's Business as now conducted. Issuer is not in default (nor would it be in default but for the giving of notice or lapse of time or both) under any license to use such Intellectual Property and, to the knowledge of issuer, there is no threatened dispute or disagreement with respect to any such license except for such defaults, disputes and disagreements which, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Issuer, such Intellectual Property is not being infringed or misappropriated by any third party and no such claims have been brought against any third party. To the knowledge of Issuer, Issuer is not infringing any Intellectual Property of any third party and no litigation is pending and no notice or other claim in writing has been received by Issuer alleging any such infringement, except for such infringements which, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Issuer, there are no claims against Issuer asserting the invalidity, misuse or unenforceability of any Intellectual Property, except for such claims which individually or in the aggregate, would not have a Material Adverse Effect. To the Knowledge of Issuer, none of the present or former executive officers or employees of Issuer has any claims whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Intellectual Property. To the knowledge of Issuer, none of the present or former executive officers or employees of Issuer precluded by an agreement from engaging in the business of Issuer as now conducted.

     3.12 INSURANCE. Issuer has, in full force and effect, one or more policies of insurance issued by insurers of recognized responsibility, insuring Issuer and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations engaged in the same or similar business and similarly situated.

     3.13 INTERESTED PARTY TRANSACTIONS. The Public Reports identify each transaction in which an officer, director or stockholder of Issuer or any affiliate or "associate" (as this term is defined in Rule 405 of the Securities and Exchange Commission under the Securities Act) of any such person or Issuer has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Issuer, or (ii) purchases from or sells or furnishes to Issuer any goods or services, or (b) a beneficial interest in any transaction, contract or agreement to which Issuer is a party or by which it may be bound or affected.

     3.14 COMPLIANCE. To the Issuer's knowledge, the Issuer has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Issuer is a party or by which it is bound, or, to the best of the Issuer's knowledge, of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Issuer, that materially adversely affects the business, prospects, condition, affairs or operations of the Issuer or any of its properties or assets. To the Issuer's knowledge, no employee of the Issuer is in violation of any contract or covenant (either with the Issuer or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

     3.15 LOAN AGREEMENTS. Other than the Notes and such matters as are disclosed in the Public Filings, there are no material agreements related to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which Issuer is a party of which have been assumed by Issuer or to which any Assets of Issuer are subject.

     3.16 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Public Reports, since January 1, 2000, there has not been any change, event, condition (financial or otherwise) or state of circumstances or facts in


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the business, financial condition or results of operations of Issuer which has had or could reasonably be expected to have a Material Adverse Effect; provided, however, that the following shall be excluded from the definition of Material Adverse Effect and from the determination of whether such Material Adverse Effect has occurred for purposes of this Section 3.16: the effects of conditions or events that (i) result from general economic conditions including changes in interest rates or stock market conditions in the United States or (ii) result from the announcement of the transactions contemplated by this Agreement and any other transaction that Issuer disclosed to Lenders.

     3.17 DISCLOSURE. All material facts relating to the business, operations, prospects condition (financial or otherwise), assets or liabilities of Issuer requested by Lenders have been truthfully and completely disclosed to Lenders in this Agreement and the other documents delivered herewith. No representation or warranty by Issuer in this Agreement, and no document furnished or to be furnished to Lenders pursuant to this Agreement, contains or will contain at the time such representation, warranty or document is furnished any untrue or misleading statement or omits or will omit at the time such representation, warranty or document is furnished any fact necessary or make the statements contained herein or therein, in light of the circumstance under which made, not misleading.

              ARTICLE IV: REPRESENTATIONS & WARRANTIES OF LENDERS

     Each Lender hereby represents and Warrants to Issuer as follows:

     4.01 INVESTMENT. Such Lender is acquiring the Notes, the Warrants and the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, such Lender has no present or contemplated agreement, undertaking, arrangement obligation, indebtedness or commitment providing for the disposition thereof.

     4.02 AUTHORITY. Such Lender has full power and authority to enter into and to perform this Agreement in accordance with its terms. Such Lender represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in Issuer.

     4.03 EXPERIENCE. Such Lender is an accredited investor as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended, has carefully reviewed the representations concerning Issuer contained in this Agreement and all risk factors related to Issuer identified in the Public Filings; the officers of Issuer have made available to such Lender any and all written information which it has requested and have answered to such Lender's satisfaction all inquiries made by such Lender; such Lender has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in Issuer; such Lender's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and such Lender's investment in the Notes, the Warrants and the Shares will not cause such overall commitment to become excessive.

                        ARTICLE V: AFFIRMATIVE COVENANTS

     Until the Notes are repaid in full, Issuer will do all of the following:

     5.01 REPORTING STATUS; FINANCIAL STATEMENTS; NOTICE OF EVENTS.

                    (a) Issuer shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act.

                    (b) Send the following reports to the Lenders: (i) within ten (10) days after the filing with the SEC, a copy of its annual report on Form 10-KSB or Form 10-K, its Quarterly Reports on Form 10-QSB or Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by Issuer or any of its subsidiaries; and (iii) contemporaneously with the making available or giving


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to the stockholders of Issuer, copies of any notices or other information Issuer makes available or gives to such stockholders.

     5.02 NOTICE OF DEFAULTS OR JUDGMENTS. Provide to Lenders, within 5 days of receipt thereof, a copy of notice of any Event of Default (as defined in Article
VIII).

     5.03 INSURANCE. Maintain in full force and effect insurance coverage that is adequate by industry standards.

     5.04 ACCESS TO INFORMATION. Upon reasonable notice permit any authorized representatives of Lenders to inspect, examine and make copies and abstracts of the books of account and records of Issuer at reasonable times during normal business hours.

     5.05 MAINTAIN EXISTENCE. Preserve and keep in full force and effect its existence as a corporation in good standing and its right to conduct its business in a prudent and lawful manner in all jurisdictions in which it conducts business except to the extent that the failure to do so would not have a Material Adverse Effect.

     5.06 LICENSES. Keep all Licenses needed to properly operate Issuer's Business valid and in full force and effect.

     5.07 ISSUANCE OF SHARES. The issuance, sale and delivery of the Notes, Warrants and Shares in accordance with this Agreement have been, or will be on or prior to the Closing, duly authorized and, as the case may be, reserved for issuance, by all necessary corporate action on the part of Issuer, and the Notes, Warrants and Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

     5.08 NO LIENS. Upon the exercise of the Warrants, convey to Lenders all of the applicable Shares free and clear of any and all mortgages, pledges, security interests, liens or other encumbrances or charges of any kind not created by any action of Lenders.

     5.09 COMPLIANCE WITH LAWS. Comply with all applicable laws, rules, ordinances, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     5.10 TAX PAYMENTS. Prepare and timely file all Issuer tax returns required to be filed by Issuer, and timely pay any taxes required to be paid by Issuer after the date hereof; provided, however, that Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax or other claim, the application, validity or amount of which is being contested in good faith by appropriate proceedings and for which disputed tax reserves have been established in accordance with GAAP, in an amount which Issuer believes is fair and adequate. All transfer, excise or other taxes payable to any jurisdiction in the United States and outside the United States by reason of the sale and transfer of the Notes and Warrants pursuant to this Agreement shall be paid or provided for by Issuer.

     5.11. USE OF PROCEEDS. Use the proceeds from the sale of the Notes for working capital purposes.

     5.12. BOARD OF DIRECTORS. Promptly following the Closing, use its reasonable best efforts to nominate a representative of Psilos Group Partners, LP to Issuer's Board of Directors and cause such representative to be elected to, and to continue as a member of, Issuer's Board of Directors.

     5.13. REGISTRATION RIGHTS. In the event Issuer shall issue any warrant that grants to the Common Stock issuable upon the exercise of such warrant registration rights under the Securities Act that are deemed by Lenders to be more favorable than those applicable to the Shares pursuant to Section 11.5 of the Warrants, then Section 11.5 of the Warrants shall be amended such that the registration rights applicable to the Shares shall be equivalent to the registration rights of the Common Stock issuable upon the exercise of such warrant.

                         ARTICLE VI: NEGATIVE COVENANTS

     Until the Notes are converted or repaid in full, Issuer will not do any of the following, without the prior written consent of Lenders, which consent shall not be unreasonably withheld:

     6.01 ISSUANCE OF DEBT. Issue any debt senior to the debt evidenced by the Notes.

                 ARTICLE VII: FEES, EXPENSES AND INDEMNIFICATION

     7.01 FEES AND EXPENSES OF ISSUER AND LENDERS. Issuer shall pay, and hold Lenders harmless against liability for the payment of the reasonable fees and out-of-pocket expenses of counsel to Lenders, arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that Issuer shall not be required to pay more than an aggregate of $5,000 for such expenses.

     7.02 INDEMNIFICATION. If any action of Issuer gives rise to or results in any claim, litigation, investigation or proceeding relating to the foregoing (whether or not any Indemnified Party is a party thereto), Issuer hereby indemnifies Lenders, its officers, directors, agents and employees (collectively the "Indemnified Parties") against any and all losses, claims, damages, liabilities and related expenses, including reasonable attorney's fees and expenses, incurred by the Indemnified Parties; provided, however, that any such indemnity for Lenders shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the gross negligence or willful misconduct of Lenders. Issuer may, at its option, assume the defense of any such claim against the Indemnified Party for which there is indemnification under this Agreement.

                        ARTICLE VIII: DEFAULT PROVISIONS

     The occurrence of any of the following events (each, an "Event of Default") constitutes an immediate breach of, and default under, this Agreement entitling Lenders to exercise all of the rights and remedies specified in this Agreement, the Notes, the Warrants and under all applicable laws:

     8.01 BREACHES. Issuer fails to comply with its affirmative or negative covenants, agreements or undertakings in this Agreement, any Note or Warrant and such failure continues for a period of 15 calendar days from the date of the delivery of written notice thereof from Lenders; provided, however, that an Event of Default shall occur immediately upon a failure by Issuer to pay any amount due to Lenders.

     8.02 SENIOR DEBT. Issuer issues any debt senior to the Obligations without the prior consent of the Lenders, which consent shall not be unreasonably withheld.

     8.03 MISREPRESENTATION. Any representation or warranty made by Issuer in this Agreement is materially untrue when made.

     8.04 ACT OF BANKRUPTCY OR DISSOLUTION. Any Act of Bankruptcy or Act of Dissolution occurs with respect to Issuer.

     8.05 CROSS DEFAULT. Issuer defaults in any payment of principal of or interest on any other obligation for money borrowed beyond any period of grace provided with respect thereto or defaults in any material respect in the performance of any other agreement, term or condition contained in any material agreement under which any such obligation is created (or if any other default under any such material agreement shall occur and be continuing) if the effect of any such default is to cause, or permit the holder or holders of any such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity.

                          ARTICLE IX: CERTAIN REMEDIES

     9.01 REMEDIES. Immediately upon the occurrence of an Event of Default, the unpaid principal balance of the Notes, all interest and fees accrued and unpaid thereon, and all other Obligations by the Issuer shall become due and payable in full, all without protest, presentment, demand, or further notice of any kind to Issuer, all of which are expressly waived by Issuer. Upon the occurrence of any one or more Events of Default, the Lenders may proceed to protect and enforce their rights under the Notes or for Obligations by exercising such remedies as are available to the Lenders in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement, the Notes or the Warrants or in aid of the exercise of any power granted in this Agreement, the Notes or the Warrants.

     9.02. COSTS, EXPENSES, AND ATTORNEY'S FEES. Issuer shall promptly pay all costs and expenses which the Lenders have incurred or may hereafter incur in connection with the collection of all amounts due under the Notes or Obligations, and any amendment, modification, consent or waiver requested by Issuer or otherwise required.

     9.03. WAIVERS. Issuer hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the Notes.

     9.04 JUDICIAL PROCEEDINGS. Issuer agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor of assign of any party, on or with respect to this Agreement, the Notes or the Warrants or the dealings of the parties with respect hereto, shall be tried only a court and not by a jury. THE ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. Further, Issuer waives any right it may have to claim or recover, in any such suit, action, or proceeding, any special, exemplary, punitive, or consequential damages or any damages other than, or in addition to, actual damages. ISSUER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT, THE NOTES AND THE WARRANTS AND THAT THE LENDERS WOULD NOT EXTEND CREDIT TO ISSUER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS AGREEMENT.

     9.05 CONFESSION OF JUDGMENT. ISSUER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OF ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT THEREIN AGAINST ISSUER FOR THE AMOUNT WHICH FROM THE FACE OF THE NOTES MAY APPEAR TO BE DUE THEREUNDER, INCLUDING ACCRUED INTEREST, PLUS THE COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING REASONABLE ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION, AND WITHOUT STAY OF EXECUTION, AND WITH RELEASE OF ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. ISSUER HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT UNDER THE NOTES BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF ISSUER CAN BE GARNISHED AND ATTACHED, ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR AT ANY TIME THEREAFTER, TO THE ENTERING OF JUDGMENT AGAINST ISSUER BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF ISSUER, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. IF A COPY HEREOF, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SAID PROCEEDING, IT

SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. ISSUER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDERS SHALL ELECT, UNTIL ALL SUMS PAYABLE OR THAT MAY BECOME PAYABLE UNDER THE NOTES BY ISSUER HAVE BEEN PAID IN FULL.

                                ARTICLE X: OPTION

     10.01 OPTION. Each Lender hereby agrees that, within ten (10) days of receipt of a notice from the Issuer, such Lender shall deliver to Issuer an assignment in form and substance satisfactory to Issuer assigning, conveying, transferring, setting over and delivering to Issuer all of such Lender's right, title and interest to or in any debt or equity of C2 held of record by such Lender for $1.00. This option will expire in one year.

                            ARTICLE XI: MISCELLANEOUS

     11.01 NON-WAIVER. No course of dealing between Lenders and any other party hereto or any failure or delay on the part of Lenders in exercising any rights or remedies under this Agreement, the Notes or the Warrants operates as a waiver of any rights or remedies of Lenders under this Agreement, the Notes or the Warrants. No single or partial exercise of any rights or remedies hereunder operates as a waiver or precludes the exercise of any other rights or remedies hereunder.

     11.02 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and given to the parties at the address listed below (or to such other address as shall at any time be designated by any party in writing to the other parties):
(a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by recognized overnight courier service (e.g., Federal Express); or (d) by hand-delivery:

         To Lenders:          Psilos Group Partners, LP
                              625 Avenue of the Americas, Fourth Floor
                              New York, New York 10011
                              Attn:  David Eichler, Principal
                              Facsimile: 212-242-8855

         with a copy to:      Duane, Morris & Heckscher, LLP
                              One Liberty Place
                              Philadelphia, Pennsylvania 19102-7396
                              Attn: Kathleen M. Shay
                              Facsimile: 215-979-1020

         And to Issuer:       I-trax, Inc.
                              One Logan Square, Suite 2615
                              130 N. 130th Street
                              Philadelphia, Pennsylvania 19103
                              Attn:  Frank A. Martin, Chief Executive Officer
                              Facsimile:  215-557-7828

         with a copy to:      I-trax, Inc.
                              One Logan Square, Suite 2615
                              130 N. 130th Street
                              Philadelphia, Pennsylvania 19103

                              Attn:  Yuri Rozenfeld, General Counsel
                              Facsimile:  215-557-7820

          All such notices shall be deemed effective (a) when actually delivered or when sent by facsimile (upon electronic confirmation of receipt), (b) three days after being deposited in the United States mail, first class, postage prepaid, or (c) one day after being delivered to a reputable overnight delivery service.

     11.03 ENTIRE AGREEMENT; INTEGRATION CLAUSE. This Agreement, the Notes and the Warrants and the documents referenced herein or therein set forth the entire agreements and understandings of the parties hereto with respect to this transaction, including the Original Agreement, and any prior agreements are hereby merged herein and terminated.

     11.04 NO ORAL MODIFICATION OR WAIVERS. The terms of this Agreement may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

     11.05 GOVERNING LAW. The laws of the State of Delaware (other than its conflicts of law principles) govern this Agreement and the Warrants. The laws of the Commonwealth of Pennsylvania (other than its conflicts of law principles) govern the Notes.

     11.06 HEADINGS. The headings of the paragraphs and sub-paragraphs of this Agreement, the Notes and the Warrants are inserted for convenience only and do not constitute a part of this Agreement, the Notes or the Warrants.

     11.07 SEVERABILITY. To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Agreement shall remain unchanged and in full force and effect.

     11.08 COUNTERPARTS. This Agreement may be executed in counterparts and/or by facsimile. The signature of, or on behalf of, each party does not need to appear on each counterpart, so long as it appears on one or more of the counterparts. All counterparts shall collectively constitute one original document.



                     [Signatures appear on following pages.]

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                                       I-TRAX, INC.
                                       a Delaware corporation


                                       By:  /s/ Frank A. Martin
                                            -------------------
                                            Frank A. Martin,
                                            Chief Executive Officer

                                       LENDERS:

                                       Psilos Group PARTNERS, L.P.

                                       By:  Psilos Group Investors, LLC,
                                       its general partner


                                       By:  /s/ Albert S. Waxman
                                            --------------------
                                            Albert S. Waxman, Ph.D.,
                                            its Senior Managing Partner


                                       JPMP/PSILOS I-TRAX, LLC

                                       By: Psilos Group Investors, LLC,
                                       its: Managing Member

                                       By: /s/ Albert S. Waxman
                                           --------------------
                                           Albert S. Waxman, Ph.D.,
                                           its Senior Managing Member

                                       TORONTO DOMINION INVESTMENTS, INC.


                                       By: /s/ Martha Gariepy
                                           ------------------
                                           Martha Gariepy, its Vice President

                                   SCHEDULE I


- ------------------------ ---------------- ---------- ---------------------------
      Lender             Principal Amount  Warrants   Aggregate Purchase Price
                              of Note     (Column B)         (Column C)
                              (Column A)              Allocation: Note/Warrant
- ------------------------ ---------------- ---------- ---------------------------
Psilos Group Partners,           $342,368    901,113           $341,854  /  $514
L.P.
- ------------------------ ---------------- ---------- ---------------------------
JPMP/Psilos I-Trax, LLC          $227,637    599,141           $227,295  /  $342
- ------------------------ ---------------- ---------- ---------------------------
Toronto Dominion                 $ 47,804    125,820            $47,732  /   $72
Investments, Inc.
- ------------------------ ---------------- ---------- ---------------------------
[Other]
- ------------------------ ---------------- ---------- ---------------------------
[Other]
- ------------------------ ---------------- ---------- ---------------------------
                 Totals:         $617,809  1,626,074           $616,881  /  $928
- ------------------------ ---------------- ---------- ---------------------------

                                                                       Exhibit A

                                 PROMISSORY NOTE

Number:
Issue Date:                                                Amount:  $[1,000,000]

     For value received, the undersigned, I-TRAX, INC., a Delaware corporation, with an address of One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103 ("Maker"), hereby promises to pay to ____________________ ("Holder"), on _________________ (the "Maturity Date"), at
_____________________________________ or at such other place as may be designated from time to time in writing by the Holder, the principal sum of [One Million Dollars ($1,000,000)], together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder at the rate of 8% per annum, compounded monthly. Upon maturity, whether by acceleration, demand or otherwise, and at Holder's option upon the occurrence of any Event of Default and during the continuance thereof, this Note shall bear interest at a rate per annum which shall be 4% in excess of the interest rate in effect under this Note. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Maker shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Maker. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States of America.

     1. Purchase Agreement. This Promissory Note (this "Note") is executed and delivered by the Maker pursuant to the terms and conditions of the Amended and Restated Promissory Note and Warrants Purchase Agreement between the Maker, the Holder and the other parties named therein dated as of February ___, 2001 (the "Purchase Agreement"). This Note is subject to the terms and conditions of the Purchase Agreement. A copy of the Purchase Agreement may be examined during normal business hours at the Maker's offices. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Purchase Agreement.

     2. Prepayment. Maker may prepay the indebtedness represented by this Note in whole or in part at any time without penalty by giving five (5) day written notice to Holder of Maker's intent to do so.

     3. Mandatory Prepayment upon a Change in Control. If a Change in Control occurs, then, upon the request and at the discretion of the Holder, the outstanding principal and all interest accrued shall be paid to Holder.

     4. Mechanics of Mandatory Prepayment. Before the Holder shall be entitled to require Maker to prepay this Note, the Holder shall surrender this Note at the office of the Maker, and shall give written notice to the Maker at its principal corporate office of the election to require prepayment of the same and shall state therein the name or names in which immediately available funds are to be issued. The Maker shall, promptly thereafter, issue and deliver to such persons at the address specified by the Holder immediately available funds to which the Holder is entitled.

     5. Notification. In the event of a Change in Control or otherwise effect any merger, consolidation or sale of substantially all of its assets (each, an "Event") prior to the payment in full of this Note, the Maker shall cause notice thereof to be mailed to the Holder at least 10 days prior to the earlier of the record date related to the Event or the date on which the Event is to occur, disclosing the material terms and conditions thereof.

     6. Default and Remedies. The occurrence of an Event of Default under the Purchase Agreement shall constitute a default hereunder and shall entitle the Holder to exercise the rights and remedies specified in the Purchase Agreement. The provisions of the Purchase Agreement relating to defaults and remedies are hereby incorporated herein by reference.

     7. No Impairment. The Maker will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against impairment.

     8. Allocation of Costs. If this Note is not paid in accordance with its terms, the Maker shall pay to the Holder, in addition to principal and accrued interest thereon, all reasonable costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Note.

     9. Waiver. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. Maker hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     10. Notices. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or delivered by courier, overnight express or other method of verified delivery, to the party to whom notice is to be given, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

     11. Governing Law. This Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Pennsylvania (other than its conflict of laws principles) and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

     12. Confession of Judgment. MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OF ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT THEREIN AGAINST MAKER FOR THE AMOUNT WHICH FROM THE FACE HEREOF MAY APPEAR TO BE DUE HEREON, INCLUDING ACCRUED INTEREST, PLUS THE COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING REASONABLE ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION, AND WITHOUT STAY OF EXECUTION, AND WITH RELEASE OF ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. MAKER HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

     BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT UNDER THIS NOTE BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF MAKER CAN BE GARNISHED AND ATTACHED, MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR AT ANY TIME THEREAFTER, TO THE ENTERING OF JUDGMENT AGAINST MAKER BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF MAKER, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. IF A COPY HEREOF, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SAID PROCEEDING, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. MAKER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE

DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER HEREOF SHALL ELECT, UNTIL ALL SUMS PAYABLE OR THAT MAY BECOME PAYABLE HEREUNDER BY MAKER HAVE BEEN PAID IN FULL.

     13. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

     14. Assignment; Pari Passu Treatment. Holder may not assign this Note without Maker's prior written consent; provided, however, that Maker may assign this Note, without prior written consent or charge to the Holder, in whole or in part to any holder of Series A Preferred Stock of C2 (each such assignee, a "Permitted Assignee" and this Note assigned in whole or in part to a Permitted Assignee pursuant to this Section 14, the "Assigned Note") upon surrender of this Note with a properly executed Assignment (in the form of Exhibit I hereto) at the principal office of Maker. This Note, any other Note issued pursuant to the Purchase Agreement (the "C2 Notes") and any Assigned Note (this Note, the C2 Notes and the Assigned Notes are collectively referred to herein as the "Psilos Notes") shall rank on a parity with the other Psilos Notes in right of payment of all amounts payable under the Psilos Notes, including the payment of all principal, accrued interest and all other amounts. All payments made by Maker with respect to any of the Psilos Notes shall be made pro rata to holders of each of the Psilos Notes in accordance with the respective principal amounts outstanding thereunder. By accepting the Psilos Notes, each of the holders of the Psilos Notes agree to be bound by the terms of this pari passu provision.

     The Maker has executed and delivered this Note as a sealed instrument as of the date first above written.

                                       I-TRAX, INC.



                                       By:
                                          ----------------------------------
                                          Frank A. Martin,
                                          Chief Executive Officer

                                                                       EXHIBIT I


                                   ASSIGNMENT


          FOR VALVE RECEIVED __________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Note with respect to the principal amount forth below, unto:

Names of Assignee        Address             Principal Amount
- -----------------        -------             ----------------








Dated:_____________                    Signature    ___________________________

                                                    ---------------------------

                                       Witness      ___________________________

                                                                       Exhibit B

         THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS
      WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
        AMENDED. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD,
       TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
    STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT OR, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO
                            RULE 144 UNDER SUCH ACT.

                    ----------------------------------------

                                  I-TRAX, INC.
                                ONE LOGAN SQUARE
                         130 N. 18TH STREET, SUITE 2615
                             PHILADELPHIA, PA 19103
                            PHONE NO.: (215) 557-7488
                             FAX NO.: (215) 557-7820

                             STOCK PURCHASE WARRANT


Warrant No.:  B-1                      Right to Purchase: [2,632,000]
Date of Issuance:_________________


     THIS CERTIFIES THAT, for value received, _____________________________ or its registered assigns (the "Holder"), is entitled to purchase from I-TRAX, INC., a Delaware corporation (the "Company"), at any time or from time to time during the Exercise Period (as specified in Section 2.1 below), up to [Two Million Six Hundred Thirty Two Thousand (2,632,000)] fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), at the then applicable Exercise Price (as defined in Section 1 below).

     This Stock Purchase Warrant is being issued by the Company to the Holder, together with that certain Promissory Note in the original principal amount of $[1,000,000], pursuant to a Amended and Restated Promissory Note and Warrant Purchase Agreement dated as of _____________, 2001 (the "Purchase Agreement") by and among the Company and the Holder.

     This Warrant is subject to the following terms, provisions, and conditions:

     Section 1. Definitions. As used in this Warrant, the following terms have the meanings set forth below:

          "Date of Issuance" shall mean the date indicated above.

          "Exercise Price" shall equal to $0.10 per share, as the Exercise Price may be adjusted from time to time in accordance with Section 4 below.

          "Market Price" means, as of any date, (i) the average of the last reported sale prices for the shares of Common Stock on the New York Stock Exchange, the Nasdaq National Market, The American Stock Exchange, the Nasdaq SmallCap Market or the Over-the-Counter Bulletin Board (such market, exchange or board the "Market") for the twenty (20) trading days immediately preceding the date of Cashless Exercise (as defined in Section 11.4 below) as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the Holder, or (ii) if there have been no sales on any such Market on any applicable day, the average of the highest bid and lowest asked prices on such Market at the end of any applicable day, or
(iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or (b) at the option of the Holder, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company.

          "Person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Warrant Stock" shall mean shares of the Company's authorized but unissued Common Stock issuable upon the exercise of this Warrant.

     Section 2. Exercise of Warrant.

          2.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time and from time to time after its Date of Issuance and prior to 5:00 p.m. (EST) on ___________________ (the "Exercise Period").

          2.2 Exercise Procedure.

               (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"): (i) a completed Exercise Agreement, as described below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser"); (ii) this Warrant; (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and (iv) a check payable to the Company in an amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise, or notice pursuant to Section 11.4 below in the event of a Cashless Exercise (as defined in Section 11.4 below).

               (b) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such ten-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

               (c) The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock on the Exercise Date.

               (d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock.

               (e) The Company will not close its books for the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the then applicable Exercise Price.

          2.3 Exercise Agreement. The Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

          2.4 Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Section 2.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten (10) days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

     Section 3. Exercise Price; Adjustments to Exercise Price.

          3.1 General. The Exercise Price shall not be subject to any adjustment other than as pursuant to this Section 3.

          3.2 Subdivision or Combination of Common Stock and Stock Dividends. In case the Company shall at any time after the date hereof (a) issue any shares of Common Stock or of any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities"), or any rights to purchase Common Stock or Convertible Securities, as a dividend upon outstanding shares of Common Stock, or (b) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, the Exercise Price which would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock issued or then issuable upon conversion or exchange of the then outstanding Convertible Securities immediately prior to such dividend, subdivision or combination and the denominator of which shall be the number of shares of Common Stock issued or then issuable upon conversion or exchange of the then outstanding Convertible Securities immediately after such dividend, subdivision or combination.

          3.3 No Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than one cent per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

          3.4 Other Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, the Board of Directors of the Company will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holders.

     Section 4. Effect of Reorganization, Reclassification, Consolidation, Merger or Sale.

          4.1 General. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Section 3.2 hereof) or any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, the holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Warrant Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition.

          4.2 Adjustments. In any such case described in Section 4.1, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition and the holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation or merger.

          4.3 Issuance of Shares Other Than Common Stock. In the event that in any such reorganization or reclassification, consolidation or merger described in Section 4.1, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 3 above with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company.

          4.4 Assumption by Successor. The Company shall not effect any such reorganization, consolidation or merger described in Section 4.1 above unless, upon or prior to the consummation thereof the successor corporation shall assume by written instrument the obligation to deliver to the holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

          4.5 Termination of Warrant. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate sixty (60) days after the Company gives written notice to the Holder that such sale or other disposition has been consummated.

     Section 5. Notice of Adjustments. Immediately upon any adjustment of the Exercise Price or increase or decrease in the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to all Holders, stating the adjusted Exercise Price and the increased or decreased number of shares purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 6 below.

     Section 6. Prior Notice as to Certain Events. In case at any time: (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or
(c) there shall be any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or a sale or disposition of all or substantially all its assets; or
(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in each of said cases, the Company shall give prior written notice, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     Section 7. Reservation of Common Stock. The Company will at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

     Section 8. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

     Section 9. Warrant Transferable.

          9.1 General Procedures. Subject to the transfer conditions referred to in Section 9.2 below, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

          9.2 Restrictions. Each Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement as to this Warrant or such Warrant Stock under the Securities Act (or any similar statute then in effect), or (b) an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, to the effect that such registration is not, under the circumstances, required.

     Section 10. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

     Section 11. Miscellaneous.

          11.1 Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Warrant.

          11.2 Notices. Any notices required to be sent to the holder of this Warrant will be delivered to the address of such Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage prepaid, and will be deemed to have been given when so delivered or sent.

          11.3 Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware.

          11.4 Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised pursuant to Section 2.2 above with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of share of Warrant Stock to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of Common Stock and the then applicable Exercise Price, and the denominator of which shall be the then current Market Price.

          11.5 Registration Rights. If (but without any obligation to do so) the Company proposes to register any of its securities for its own account (other than pursuant to Form S-8 or any other registration relating to employee benefit plans, a registration relating solely to a transaction subject to Rule 145 under the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement converting the sale of Warrant Stock, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), in connection with the registration of such securities, the Company shall, at each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after mailing of such notice by the Company, subject to the reasonable discretion of the Company's underwriters, the Company shall, use all reasonable efforts to cause to be included in such registration all of the Warrant Stock that the Holder has requested to be registered.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.


                                       I-TRAX, INC.

                                       By:_________________________________



(Corporate Seal)

Attest:



- ------------------------------------
Secretary

                                                                       EXHIBIT I


                               EXERCISE AGREEMENT



To: _____________                                          Dated:  ________



          The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase shares of the Warrant Stock covered by such Warrant and makes payment herewith in full for such Warrant Stock at the price per share provided by such Warrant.



                                       Signature: ____________________________

                                       Address:_______________________________

                                                                      EXHIBIT II


                                   ASSIGNMENT


          FOR VALVE RECEIVED __________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee        Address             No. of Shares
- -----------------        -------             -------------








Dated:  _____________                  Signature  ______________________________

                                                  ------------------------------

                                       Witness    ______________________________